EXHIBIT 5.03
                                                                   ------------


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           DUANE READE HOLDINGS, INC.


        FIRST:      The name of the corporation is Duane Reade  Holdings,  Inc.
(the "CORPORATION").

        SECOND: The Corporation's Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on December 19, 2003. A Certificate of Amendment of the Certificate of Incorporation changing the name of the Corporation from Rex Corner Holdings, Inc. to Duane Reade Holdings, Inc. was filed with the Secretary of State of the State of Delaware on February 5, 2004. A Certificate of Amendment of the Certificate of Incorporation authorizing additional shares of common stock was filed with the Secretary of State of the State of Delaware on November 21, 2005.

        THIRD:      The  Certificate  of  Incorporation  of the  Corporation is
hereby amended to increase the total number of shares of common stock that the Corporation shall have authority to issue by 1,155,600 shares.

        FOURTH:     The  Certificate  of  Incorporation  of the  Corporation is
hereby amended to increase the total number of shares of preferred stock that the Corporation shall have authority to issue by 550,000 shares.

        FIFTH:      To  accomplish  the  foregoing  change,  Section 4.1 of the
Certificate  of  Incorporation  is deleted in its  entirety,  and the following
Article is substituted in lieu thereof:

              4.1 The total number of shares of all classes of stock that the Corporation shall have authority to issue is: 4,805,600 shares, divided into 4,205,600 shares of Common Stock, of the par value of $0.01 each (the "COMMON STOCK"), and 600,000 shares of Preferred Stock, of the par value of $0.01 per share (the "PREFERRED STOCK").

        SIXTH: The above amendment to the Certificate of Incorporation was authorized by the written consent of the Board of Directors of the Corporation, followed by the written consent of the sole stockholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

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                IN WITNESS  WHEREOF,  the  undersigned  has made and subscribed this certificate on March 27, 2007.


                                       DUANE READE HOLDINGS, INC.



                                       By: /s/ Michelle D. Bergman
                                           ------------------------------
                                           Name:   Michelle D. Bergman
                                           Title:  Senior Vice President and
                                                   General Counsel